Exhibit 99.1

February 9, 2021	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 U.S.A. +1.317.276.2000 www.lilly.com

For Release: Immediately

Refer to:	Kathryn Beiser; kathryn.beiser@lilly.com; (317) 697-8163 (media) Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (investors)

Lilly Appoints Anat Ashkenazi Chief Financial Officer

INDIANAPOLIS, February 9, 2021 – Eli Lilly and Company (NYSE: LLY) today announced the appointment of Anat Ashkenazi as senior vice president and chief financial officer. Ms. Ashkenazi, who most recently served in the role of senior vice president, controller and chief financial officer of Lilly Research Laboratories, succeeds Josh Smiley, who has resigned as senior vice president and chief financial officer and will be leaving the company.

Lilly was recently made aware of allegations of an inappropriate personal relationship between Mr. Smiley and an employee. Lilly immediately engaged external counsel to conduct a thorough, independent investigation. That investigation revealed consensual though inappropriate personal communications between Mr. Smiley and certain Lilly employees and behavior that Lilly leadership concluded exhibited poor judgment by Mr. Smiley. Lilly holds all employees accountable to its core values and strongly believes its executive officers carry an even higher burden in ensuring those values are upheld. Mr. Smiley did not meet that standard. Under the terms of his separation agreement, Mr. Smiley will be available to assist in the transition. Mr. Smiley’s conduct was not related to financial controls, financial statements or any other business matters or judgments.

Ms. Ashkenazi has been with Lilly for nearly 20 years and has been senior vice president, controller and chief financial officer of Lilly Research Laboratories since 2016. In this role, she oversaw the CFOs of the company’s commercial businesses, as well as those for research and development, manufacturing and quality, and G&A functions. She also led the corporate strategic planning team and business transformation office. Previously, she served as chief financial officer for several of the company’s global business areas.

“Lilly’s core values are integrity, excellence and respect for people. We expect all employees to live these values, and we expect exemplary conduct from our executives at all times,” said David A. Ricks, Lilly Chairman and Chief Executive Officer. “We are confident in Anat’s ability to serve as our next CFO given her impeccable track record of leadership and business success across nearly all major parts of the company, most recently as corporate controller and head of strategy. Having finished 2020 with strong momentum and strong financial performance, we are well positioned to continue delivering on the promise of our pipeline and the potential to grow Lilly and its impact on patients’ lives in the decade to come. We appreciate Josh’s many contributions to Lilly and wish him well.”

“We have a high degree of confidence in both our short- and long-term outlook at Lilly given our strong revenue growth, pipeline potential, and margin expansion opportunities,” said Ms. Ashkenazi. “I look forward to building on this excellent foundation, working closely with Dave and the rest of our talented Lilly team to drive our strategy forward and helping create shareholder value in the years ahead.”

About Anat Ashkenazi

Since joining Lilly in 2001, Ms. Ashkenazi has held a range of roles across strategy, finance and Six Sigma. Most recently, she served as senior vice president, controller and chief financial officer of Lilly Research Laboratories. In this role, she oversaw the CFOs of the company’s commercial businesses, as well as those for research and development, manufacturing and quality, and G&A functions. She also led the corporate strategic planning team and business transformation office. Previously, she served as chief financial officer for several of the company’s global business areas. Prior to joining Lilly, she worked in financial services at Ma’alot Standard & Poor’s and at Ha’poalim Bank in Israel.

Ms. Ashkenazi earned a bachelor’s degree from the Hebrew University in finance and economics and a Master of Business Administration from Tel Aviv University.

About Eli Lilly and Company

Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at lilly.com and lilly.com/newsroom. C-LLY

Cautionary Statement Regarding Forward-Looking Statements

This press release contains management’s current intentions and expectations for the future, all of which are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “project”, “intend”, “expect”, “believe”, “target”, “anticipate” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially due to various factors. There are significant risks and uncertainties in pharmaceutical research and development. There can be no guarantees that pipeline products will receive the necessary clinical and manufacturing regulatory approvals or that they will prove to be commercially successful. The company’s results may also be affected by such factors as the timing of anticipated regulatory approvals and launches of new products; market uptake of recently launched products; competitive developments affecting current products and the company’s pipeline; the expiration of intellectual property protection for certain of the company’s products; the company’s ability to protect and enforce patents and other intellectual property; the impact of actions of governmental and private payers affecting the pricing of, reimbursement for, and access to pharmaceuticals; regulatory compliance problems or government investigations; regulatory actions regarding currently marketed products; unexpected safety or efficacy concerns associated with the company’s products; issues with product supply stemming from manufacturing difficulties or disruptions; regulatory changes or other developments; changes in patent law or regulations related to data-package exclusivity; litigation involving past, current or future products; unauthorized disclosure, misappropriation, or compromise of trade secrets or other confidential data stored in the company’s information systems, networks and facilities, or those of third parties with which the company shares its data; changes in tax law and regulations, including the impact of U.S. tax reform legislation enacted in December 2017 and related guidance; changes in inflation, interest rates, and foreign currency exchange rates; asset impairments and restructuring charges; changes in accounting standards promulgated by the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC); acquisitions and business development transactions and related integration costs; information technology system inadequacies or operating failures; the impact of the evolving COVID-19 pandemic, and the global response thereto; reliance on third-party relationships and outsourcing arrangements; and global macroeconomic conditions. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Forms 8-K and 10-Q filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

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